Exhibit 99.B14(a)




                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, Avenue Hoche
FAX (212) 715-8000                                                 75008 Paris
                                                                      France


                                                  January 7, 2000





The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219


     Re:    The Victory Portfolios
            Registration Statement on Form N-14
            Relating to the Fund for Income and the Established Value Fund
            -------------------------------------------------------------------

Dear Ladies and Gentlemen:

                  We hereby consent to the reference of our firm as Counsel in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14.

                                Very truly yours,


                                /s/ Kramer Levin Naftalis & Frankel LLP

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